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                                                              EXHIBIT 10(b)(ii)


                               ADDENDUM TO LEASE

This Addendum to Lease ("Addendum") is made and entered into as of the 1st day of February, 1996, by and among John B. Pickford, as Ancillary Trustee for the First National Bank of Chicago as Trustee, (hereinafter called "Lessor"), Medical High Technology International, Inc., a Florida corporation, (hereinafter called "Lessee"), Universal Medical Systems, Inc., a Nevada corporation, (hereinafter called "Guarantor").

                                   Recitals:

         WHEREAS: Lessee entered into a Lease dated May 7, 1987, with R. F. Properties, Limited, as Lessor, for the lease of that certain parcel of real property and improvements located thereon described as "A 40,000 square foot building on Lot 7 (4.33 acres) in the Rubin ICOT Center" (hereinafter sometimes referred to as the "premises");

         WHEREAS:   On or about April 21, 1988, the interest of Lessor in the
leased property or premises was sold, transferred and conveyed to First National Bank of Chicago, As Trustee, and

         WHEREAS:   Lessor and Lessee now desire to amend, modify and change
certain terms and provisions of the Lease by entering into this Addendum to Lease.

         NOW, THEREFORE, in consideration of the mutual covenants of the respective parties, as herein provided, Lessor, Lessee and Guarantor agree as follow:

         1.      Amendment of Lease.       The Lease dated the 7th day of May,
1987, is hereby amended, changed and modified as set forth herein:

                 A.       Rental Period.   The term of the lease shall be for a
period of five (5) years which term will commence on the 1st day of February, 1996, and shall continue until midnight on the 31st day of January, 2001.

                 B. Rental. During the first year, commencing on February 1, 1996, Lessee shall pay as rent to the Lessor the sum of Two Hundred Forty-Four Thousand Four Hundred Dollars ($244,400). Said rental shall be payable in regular monthly payments of Twenty Thousand Three Hundred Sixty-Six and 66/100 Dollars ($20,366.66) per month, payable the first day of each month in advance, commencing February 1, 1996.

         In addition to the monthly rent, Lessee agrees to pay all sales or use taxes required on the rental payments, if any. It is hereby agreed that if any installment of rent or any other sum due from Lessee is not received by Lessor within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. Rental payments shall be delinquent if not paid within ten (10) days

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of the date due.  Rental for the years beginning February 1, 1997, shall be increased each year by three percent (3%).

                 C. Waiver of Landlord's Lien. In the event that Lessee finances its business in any manner during the term of the Lease, including but not limited to any line of credit, term loan, letter of credit, or financing of the purchase of equipment, furniture, or fixtures to be located and used on the leased property, and a lender requests the Lessor to subordinate its statutory landlord's lien, or security or pledge as described in paragraph "Lessor's Property" on page 10 of the Lease, to such financing, the Lessor shall comply with such request and shall execute and deliver, without undue delay, any requested documents related to such subordination.

                 D. Release of Guaranties. The Guaranties of Jerome P. Shields, Ronald D. Brewer and James Nelson Marsh are hereby released, revoked and cancelled.

                 E. Reaffirmation of Terms of Lease. Except as amended, changed or modified as set forth herein, the terms and provisions of the Lease originally dated the 7th day of May, 1987, are hereby reaffirmed.

         2. Cancellation, Termination and Release of Promissory Note, Security Agreement, UCC-1 Financing Statements and Stipulated Judgment.
Lessor hereby cancels, terminates and releases: (a) the Promissory Note executed by Lessee, as "Borrower", dated June 1, 1994, in the original principal amount of $339,696.88, (b) the Security Agreement executed by Lessee, as "Debtor", dated June 1, 1994, which secures the aforementioned promissory note, (c) the UCC-1 Financing Statement filed in the Office of the Clerk of Pinellas County, Florida on July 11, 1994 in OFF. REC. BK. 8723, PG 1362, (d) the UCC-1 Financing Statement filed in the Office of the Florida Secretary of State on July 20, 1994, as document number 940000146450, and (e) any stipulated judgement executed by Lessee for the benefit of Lessor. Lessor hereby agrees to promptly deliver to Lessee the original Promissory Note marked cancelled or terminated, copies of executed terminations of the UCC-1 Financing Statements filed in the Office of the Clerk of Pinellas County, Florida and Office of the Florida Secretary of State, and any stipulated judgment marked cancelled, terminated or released.

         3. Additional Rent or Penalty Rent. Lessee agrees to timely pay all rental payments on the due date for each payment but, in any event, not later than within the ten (10) day grace period as described in paragraph 1B above. Lessor and Lessee agree that in the event Lessee defaults in the timely payment of rental payments and Lessee fails, after appropriate notice, to cure the default by paying Lessor the rental payment or payments and applicable late charge or charges, Lessee will be liable to Lessor for Additional Rent or Penalty Rent in the amount of $275,000, which amount shall be reduced (or reverse amortize) each and every month for a period of twenty-four (24) months by the amount of $11,458.33 for each month that Lessee makes payment of the applicable monthly amount. At the end of twenty-four (24) months the entire $275,000 Additional Rent or Penalty Rent shall be fully reverse amortized and be reduced to zero.
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         4.      Issuance and Delivery of Shares of Preferred Stock of
Universal Medical Systems, Inc. to Lessor. Universal Medical Systems, Inc., a Nevada corporation, ("UMSI") agrees to cause to have issued and delivered to Lessor, on or before February 29, 1996, one hundred thousand (100,000) shares of preferred stock of UMSI. These shares of preferred stock shall have the following rights and privileges:

                 A. Each share of preferred stock shall have a stated value of $3.00, but shall have no guaranteed dividend or interest.

                 B. The holders of preferred stock shall have the same voting rights at all meetings of shareholders of UMSI as the holders of common shares of stock of UMSI.

                 C. The preferred shares of stock may be converted to shares of common stock of UMSI when any one of the following events occurs:

                          (i)     At any time after the common shares of stock
of UMSI are trading at $6.00 per share over ten (10) consecutive trading days.

                          (ii)    At any time UMSI authorizes the conversion of
the preferred shares of stock to common shares of stock.

                          (iii)   One year following the date of issuance, all
remaining shares of preferred stock, not already converted to shares of common stock of UMSI, automatically shall be converted to shares of common stock of UMSI.

                          (iv)    In all cases, the number of shares of UMSI
common stock to be issued pursuant to the above described conversion options shall be determined based upon the average bid price for shares of common stock of UMSI over the fifteen (15) trading days prior to the conversion date. For example if the average bid price over the fifteen (15) trading days prior to the conversion date is $1.00 per share, then each share of preferred stock would be converted into three (3) shares of common stock; if the average bid price is $3.00 per share, then each share of preferred stock would be converted into one (1) share of common stock.

                          (v)     UMSI shall have the right to repurchase, or
redeem, all of the 100,000 shares of preferred stock, or any common shares to which they may be converted, at a price of $300,000 at any time for a period of twenty-four (24) months from the date of issuance. In the event UMSI exercises this right to repurchase or redeem upon payment of $300,00, then the Additional Rent or Penalty Rent provision described in paragraph 3, shall be terminated and the amount of $275,000 shall be deemed fully reverse amortized.

         5. Guaranty by Universal Medical Systems, Inc. Lessor agrees and acknowledges that the guaranties of Jerome P. Shields, Ronald D. Brewer and James
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Nelson Marsh as set forth on page 21 of the Lease dated the 7th day of May,
1987, are released, revoked and cancelled. Universal Medical Systems, Inc. ("Guarantor") hereby unconditionally guarantees the payment and performance of all obligations of Lessee pursuant to the Lease dated May 7, 1987, as amended herein. The liability of the Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by Lessor of any remedies it may have against the Lessee, its successors and assigns, with respect to said lease, whether pursuant to the terms thereof or by law. The Guarantor agrees that in the event this Guaranty shall be enforced by suit or otherwise, the Guarantor will reimburse Lessor, upon demand, for all expenses incurred in connection therewith, including without limitation, attorney's fees incurred by Lessor.

         6. Entire Agreement. This Addendum to Lease comprises the entire understanding or agreement among the parties, and supersedes all previous arrangements, agreements, understandings and representations, written or oral, among the parties with respect to the Lease dated the 7th of May, 1987, and the amendment or modification thereof. None of the terms of this Addendum to Lease shall be amended or modified except in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to Lease to be executed by their duly authorized officers or representatives all as of the day and year first above written.

LESSOR:


/s/ John B. Pickford
--------------------------------------------------
John B. Pickford, as Ancillary Trustee
for The First National Bank of Chicago, as Trustee

LESSEE:

MEDICAL HIGH TECHNOLOGY INTERNATIONAL, INC.


By: /s/ Jerome P. Shields
    ----------------------------------------------
    Jerome P. Shields, President

GUARANTOR:

UNIVERSAL MEDICAL SYSTEMS, INC.


By: /s/ Myron A. Baker
    ----------------------------------------------
    Myron A. Baker, Chairman & CEO